EXHIBIT 99.1

Michael Darden
7173 NW 116th Way
Parkland, Florida 33076


                                                              September 26, 2006



VIA "ASAP Courier"
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Richard Hersh, Chairman
The Board of Directors of Power2Ship, Inc.
903 Clint Moore Road
Boca Raton, Florida 33487

         Re: Notice of Resignation from the Board of Directors

Dear Richard:

Please be advised that based upon the fact that Power2Ship, Inc. has consistently failed to follow the Bylaws of the company and based upon Power2Ship, Inc.'s blatant, uncured breach of my employment agreement and the company's failure to pay my salary, I can no longer in good faith serve as a director on the Board of Directors of Power2Ship, Inc. or any of its subsidiaries.

Accordingly, effective immediately, I hereby tender my resignation as a director from the Board of Directors of Power2Ship, Inc. or any of its subsidiaries.

In the event you need to contact me for any reason whatsoever, from this date forward, please do so only through my attorney, Barry T. Shevlin, whose contact information is as follows:

         Barry T Shevlin, Esq.
         Shevlin & Atkins
         1111 Kane Concourse, Suite 605
         Bay Harbor Islands, Florida 33154
         Telephone: (305) 868-0304

Yours very truly,


By:  /s/ Michael Darden
     ------------------
     Michael Darden



Cc:  Barry T. Shevlin, Esq.